Exhibit 10.6

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF LTIP UNIT AWARD

Subject to the terms and conditions of this Notice of LTIP Unit Award (this "Notice"), the LTIP Unit Award Agreement attached hereto (the "Award Agreement"), the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the "Plan"), and the First Amended and Restated Agreement of Limited Partnership of Postal Realty LP, dated as of _______, 2019, as amended from time to time (the "Partnership Agreement"), Postal Realty Trust, Inc., a Maryland corporation (the "Company"), as the sole general partner of Postal Realty LP (the "Partnership"), hereby grants the below individual (the "Participant") the below number of LTIP Units. Unless otherwise specifically indicated, capitalized terms used in this Notice but not otherwise defined herein shall have their respective meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Name and Address of the
Participant:

Date of Grant:
Number of LTIP Units:

Vesting Schedule:

Subject to the Participant's continuous status as an employee of the Company ("Continuous Service"), and the terms of the Plan, the Partnership Agreement, this Notice and the Award Agreement, the LTIP Units vest in accordance with the following vesting schedule (the "Vesting Schedule"):

Vesting Date	Nonforfeitable Percentage

Representations and Agreements of the Participant:

The Participant has reviewed this Notice, the Award Agreement, the Plan and the Partnership Agreement in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company, the Partnership, any Affiliate or any of their agents. The Participant represents that he or she is familiar with the terms of this Notice, the Award Agreement, the Plan and the Partnership Agreement, and hereby accepts the LTIP Units subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Committee.

Electronic Signature:

This Notice may be executed by the Participant, the Company and the Partnership by means of electronic or digital signatures, which have the same force and effect as manual signatures. The Participant agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this Notice. This award of LTIP Units will be forfeited by the Participant if it is not duly executed by electronic signature by the Participant prior to the deadline set forth in the electronic transmission of this Notice and the Award Agreement.

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

LTIP UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of LTIP Unit Award (the "Notice"), this LTIP Unit Award Agreement (this "Award Agreement"), the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the "Plan"), and the First Amended and Restated Agreement of Limited Partnership of Postal Realty LP, dated as of _________, 2019, as amended from time to time (the "Partnership Agreement"), Postal Realty Trust, Inc., a Maryland corporation (the "Company"), as the sole general partner of Postal Realty LP (the "Partnership"), hereby grants the individual set forth in the Notice (the "Participant") the number of LTIP Units set forth in the Notice. Unless otherwise specifically indicated, capitalized terms used in this Award Agreement but not otherwise defined herein shall have their respective meanings set forth in the Notice or the Plan.

1.         Award in Exchange for Performance of Services. In consideration of the Participant's provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, the Company grants the number of LTIP Units indicated in the Notice, effective as of the Date of Grant set forth in the Notice, and on the terms and conditions set forth in the Notice, this Award Agreement, the Plan and the Partnership Agreement. Upon receipt of the LTIP Units, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. Notwithstanding the foregoing, at the request of the Company or the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto before this Award Agreement and the underlying grant becomes effective.

2.         Vesting Schedule. Subject to the Participant's Continuous Service and any other limitations set forth in the Notice, the Plan, the Partnership Agreement or this Award Agreement, the LTIP Units will vest in accordance with the Vesting Schedule provided in the Notice.

3.         Risk of Forfeiture and Clawback.

(a)          Risk of Forfeiture - Vesting. The LTIP Units shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the LTIP Units subject to a risk of forfeiture shall immediately and automatically be forfeited and terminated if the Participant's Continuous Service is interrupted or terminated for any reason other than as permitted hereunder, and the Company shall make no payment to the Participant, cash or otherwise, for any unvested LTIP Units that are forfeited.

(b)          Risk of Forfeiture - Clawback. Notwithstanding anything in this Award Agreement, the Plan or the Partnership Agreement to the contrary, the Participant hereby grants to the Company the unilateral right to forfeit/clawback/redeem any LTIP Units held by the Participant, whether vested or unvested, if either: (i) the Participant's services to the Company, the Partnership or an Affiliate are terminated by the Company, the Partnership or an Affiliate for Cause; or (ii) the date the Participant breaches (as determined by the Board) any provision of the Notice, this Award Agreement, the Plan or the Partnership Agreement. Any implementation of this Section 3(b) shall be for no monetary consideration (i.e., this Section 3(b) is consideration for the grant to the Participant of the LTIP Units in the first instance). For purposes of this Section 3(b), the term "Cause" shall mean, if the Participant is a party to an employment agreement or similar agreement between the Participant and the Company, the Partnership or an Affiliate and such agreement provides for a definition of "Cause" (or substantially similar term), the definition contained therein. If no such agreement exists, or if any such agreement exists but "Cause" (or substantially similar term) is not defined therein, then Cause means (as determined by the Committee in its sole and absolute discretion) the occurrence of any one or more of the following events: (i) any act or omission that constitutes a material breach by the Participant of any of his or her material obligations under the Plan, this Award Agreement, the Partnership Agreement or any other material agreement between the Participant and the Company, the Partnership or an Affiliate; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (iii) the Participant engaging in any misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is demonstrably and materially injurious to the Company, the Partnership, an Affiliate or any of their subsidiaries; (iv) the Participant's material and knowing breach of a material written policy of the Company, the Partnership or any Affiliate or the rules of any governmental or regulatory body applicable to the Company; or (v) any other willful misconduct by the Participant which is or could be materially injurious to the financial condition, operations or business reputation of the Company, the Partnership, an Affiliate or any of their subsidiaries.

4.         Capital Contribution. No Capital Contribution (as defined in the Partnership Agreement) is required of the Participant under the Partnership Agreement or this Award Agreement in connection with the Participant's receipt of the LTIP Units.

5.         Acceleration of Forfeiture Period in Special Circumstances.

(a)          All LTIP Units granted herein that have not already become fully vested in accordance with Section 2 hereof shall automatically become fully vested on the date specified below if the Participant remains in the continuous employ of the Company, the Partnership or any affiliate of the Company or the Partnership from the Grant Date until such date:

i)         the date that the Participant’s employment with the Company, the Partnership or any affiliate of the Company or the Partnership is terminated by the Company, the Partnership or any affiliate of the Company or the Partnership for any reason other than “Cause” (as such term is defined in Section 3(b)); or

ii)        the date on which the Participant’s employment with the Company, the Partnership or any affiliate of the Company or the Partnership terminates on account of the Participant’s death or “disability” (for purposes of this Agreement, the term “disability” means that the Participant is entitled to benefits under a long-term disability insurance policy or plan maintained by the Company, the Partnership or any affiliate of the Company or the Partnership or, if there is no such policy or plan in effect, “disability” means that the Participant is totally and permanently disabled within the meaning of Section 22(e)(3) of the Code).

(b)          All LTIP Units granted herein that have not already become fully vested in accordance with Section 2 hereof shall automatically become fully vested on a Change in Control (as defined in the Plan).

6.         Transfer Restrictions. The Participant hereby acknowledges and agrees that the LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Participant prior to vesting and are subject to transfer restrictions and other restrictions set forth in the Partnership Agreement. Any transfer or attempted transfer of any LTIP Units in violation of the Partnership Agreement shall be void. Any attempt to transfer LTIP Units in violation of this Section 6 will be null and void and will be disregarded. The terms of the Plan, the Notice, this Award Agreement and the Partnership Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.         Representations, Warranties, Covenants, and Acknowledgments of the Participant. The Participant hereby represents, warrants, covenants, acknowledges and agrees, that:

(a)          Investment. The Participant is holding the LTIP Units for the Participant's own account and not for the account of any other person. The Participant is holding the LTIP Units for investment and not with a view to any distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)          Relation to the Company. The LTIP Units are being offered to the Participant as an inducement to provide services to or for the benefit of the Partnership.

(c)          Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company and the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company and the Partnership.

(d)          Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the LTIP Units cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in this Award Agreement and the Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act, as well as applicable state securities laws, or an exemption from such registration is available. The Company and the Partnership have made no agreement, covenant or undertaking whatsoever to register the transfer of the LTIP Units under the Securities Act on the ground that the grant of the LTIP Units is exempt from registration under the Securities Act pursuant to Rule 701 or Section 4(2) promulgated thereunder.

(e)          Public Trading. None of the Partnership's securities are presently publicly traded, and the Company and the Partnership have made no representation, covenant or agreement as to whether there will be a public market for any of its securities.

8.         Distributions and Allocations. Any entitlement to distributions and/or allocations from the Participant's holding vested and unvested LTIP Units shall be governed by the Partnership Agreement.

9.         Taxes.

(a)          Section 83(b) Election. The Participant is solely responsible for the determination of whether to make an 83(b) election with respect to the LTIP Units, and the Participant has consulted with its tax advisors as to whether such election should be made. For convenience only, a form of the 83(b) election is attached hereto as Exhibit A. If the Participant determines to make such an election, the Participant acknowledges that it is Participant's sole responsibility, and not the responsibility of the Company or the Partnership, to file such protective election, and such shall be the result even if the Participant requests that the Board, the Company, the Partnership or their officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) assist in making such filing.

(b)          Tax Advice. The Company and the Partnership have made no warranty or representation to the Participant with respect to the income tax consequences of the issuance of the LTIP Units or the transactions contemplated by this Award Agreement, and the Participant is in no manner relying on the Company, the Partnership or their representatives for an assessment of such tax consequences. The Participant is advised to consult with its own tax advisor with respect to such tax consequences and its ownership of the LTIP Units.

(c)          Section 409A of the Code. The Company, the Partnership and the Participant intend for the issuance of the LTIP Units to be a transfer of property within the meaning of Section 83 of the Code. Accordingly, neither this Award Agreement nor the LTIP Units are intended to constitute or provide for "nonqualified deferred compensation" within the meaning of Section 409A of the Code ("Section 409A"). However, notwithstanding any other provision of this Award Agreement, if at any time the Committee determines that this Award Agreement or the LTIP Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for this Award Agreement and/or the LTIP Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding the foregoing, the Committee shall have no obligation to adopt any such amendment or take any such other action, and nothing contained in this Section 9(c) shall create any such obligation.

(d)          The Participant hereby recognizes that the IRS has proposed regulations under Section 83 and 704 of the Internal Revenue Code and may propose regulations under Section 1061 of the Internal Revenue Code that may affect the treatment of the LTIP Units. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take other actions required to conform to such regulations.

10.        Remedies. The Participant shall be liable to the Company and the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the LTIP Units that is in violation of the provisions of this Award Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company and the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Award Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant shall not urge as a defense that there is an adequate remedy at law.

11.       LTIP Units Certificate Restrictive Legends. Certificates evidencing this Award Agreement, to the extent such certificates are issued, may bear such restrictive legends as the Company, the Partnership and/or the their counsel may deem necessary or advisable under applicable law or pursuant to this Award Agreement, including, without limitation, the following legends:

"The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company and the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act."

"The securities represented hereby are subject to transferability restrictions and certain other restrictions as set forth in the (i) First Amended and Restated Agreement of Limited Partnership of Postal Realty LP, dated as of ________, 2019, as it may be amended or restated from time to time, and (ii) Postal Realty Trust, Inc. 2019 Equity Incentive Plan, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents."

12.       Notice. The notice provisions of the Partnership Agreement shall apply for purposes of any notice being provided under the Notice or this Award Agreement.

13.       Successors and Assigns. Except as provided herein to the contrary, this Award Agreement is binding upon and will inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

14.       No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company and the Partnership, which consent may be withheld in their sole discretion. The Company and the Partnership are permitted to assign their rights or obligations under the Notice and this Award Agreement.

15.       Construction; Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

16.        Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company, the Partnership and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the LTIP Units hereunder must be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee will be final and binding on all parties.

17.        Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or portable electronic format (pdf), and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

18.        Entire Agreement; Governing Law; and Amendments. The provisions of the Plan, the Partnership Agreement and the Notice are incorporated herein by reference. The Plan, the Notice, this Award Agreement and the Partnership Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership, and the Participant with respect to the subject matter hereof. This Award Agreement may not be amended except in an instrument in writing signed by the Participant, the Company and the Partnership. This Award Agreement is governed by the laws of the State of Delaware.

19.        Venue. The Company, the Partnership, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement, the Plan or the Partnership Agreement must be brought in the United States District Court for the Eastern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Nassau County, New York) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 19 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

20.        No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LTIP UNITS ARE EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY, THE PARTNERSHIP OR AN AFFILIATE (NOT THROUGH THE ACT OF BEING GRANTED THE LTIP UNITS). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING TERMS SET FORTH IN THIS AWARD AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD OR FOR ANY PERIOD.

21.        Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Section 1.83-2 of the regulations.

1.	The taxpayer who performed the services is:

Name:	________________________________________

Address:	________________________________________

Social Security No.:	________________________________________

Taxable Year:	________________________________________

2.	The property with respect to which the election is made is __________ LTIP Units of Postal Realty LP, a Delaware limited partnership.

3.	The property was transferred to the undersigned on _______________.

4.	The property is subject to a forfeiture condition pursuant to which the issuer has the right to acquire the property without compensation to the taxpayer if taxpayer's service with the issuer or its affiliates is terminated under certain circumstances. The forfeiture condition lapses depending on certain conditions set forth in an award agreement.

5.	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per LTIP Unit x ______ LTIP Units = $_______.

6.	For the property transferred, the undersigned paid $______ per LTIP Unit x ______ LTIP Units = $______.

7.	The amount to include in gross income is $_____ [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

8.	A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of such property.

9.	This statement is executed on ___________, ____.

Signature of Taxpayer:                                                                               Signature of Spouse (if any):

This election must be filed within 30 days after the date of transfer with the Internal Revenue Service Center with which the undersigned files his or her federal income tax returns. This filing should be made by registered or certified mail, return receipt requested. The undersigned must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records, and deliver another additional copy to the Company.